Exhibit 24.3
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the entities listed on Exhibit A attached hereto hereby constitutes and appoints MATTHEW MCKAY and RICK GALLOWAY, each of whom may act without joinder of the other, his or her true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-3 (including any and all amendments thereto, including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents, and each of them, with full power and authority to do so and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Justin Jude	President and Director	February 22, 2024
Justin Jude	(principal executive officer)

/s/ Rick Galloway	Vice President and Chief Financial Officer and Director	February 22, 2024
Rick Galloway	(principal financial officer)

/s/ Michael S. Clark	Vice President - Finance and Controller	February 22, 2024
Michael S. Clark	(principal accounting officer)

EXHIBIT A
LIST OF ADDITIONAL REGISTRANTS
A&A Auto Parts Stores, Inc.
American Recycling International, Inc.
Assured Quality Testing Services, LLC
Automotive Calibration & Technology Services, LLC
DriverFx.com, Inc.
Global Powertrain Systems, LLC
KAIR IL, LLC
KAO Logistics, Inc.
KAO Warehouse, Inc.
Keystone Automotive Industries, Inc.
Keystone Automotive Operations, Inc.
Keystone Automotive Operations of Canada, Inc.
KPGW Canadian Holdco, LLC
LKQ Auto Parts of Central California, Inc.
LKQ Best Automotive Corp.
LKQ Central, Inc.
LKQ Foster Auto Parts, Inc.
LKQ Investments, Inc.
LKQ Lakenor Auto & Truck Salvage, Inc.
LKQ Midwest, Inc.
LKQ Northeast, Inc.
LKQ Pick Your Part Central, LLC
LKQ Pick Your Part Midwest, LLC
LKQ Pick Your Part Southeast, LLC
LKQ Southeast, Inc.
LKQ Taiwan Holding Company
LKQ Trading Company
North American ATK Corporation
Pick-Your-Part Auto Wrecking
Potomac German Auto, Inc.
Redding Auto Center, Inc.
Earl Owen Co.
Uni-Select USA Holdings, Inc.
FinishMaster, Inc.
Uni-Select USA LLC